Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 28, 2022, with respect to the consolidated financial statements of Mediton Medical Centers Chain Ltd. included in this Amendment No. 1 to Registration Statement (Form 20-F ) of SHL Telemedicine LTD dated March 23, 2023.

March 23, 2023	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global